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                                 EXHIBIT 10.3

                         FORM OF EMPLOYMENT AGREEMENT

          THIS IS AN EMPLOYMENT AGREEMENT (the "Agreement") between MILLER EXPLORATION COMPANY, a Delaware corporation, ("Company"), and ____________ ______________ ("Employee"). The parties agree as follows:

     1.   Effective Date and Term.  This Agreement will take effect as of
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__________, 199__.  The initial term of this Agreement will be three (3) years following its effective date. On each anniversary of the effective date, the term of this Agreement will automatically be extended one year, to restore the unexpired term to three years, unless either party gives notice to the other party before such anniversary date, stating that the Agreement will not be so ex tended, in which case the term of this Agreement will not be extended and will expire on the third anniversary date following the notice. If the Employment terminates at any time before expiration of this Agreement, then notwithstanding such expiration the parties will remain obligated to comply with their respective obligations under Paragraph 6. The Employee's obligations and the Company's rights under Paragraphs 8, 9 and 10 shall survive expiration of this Agreement, and shall continue in full force and effect.

     2.   Employment.  The Employee will serve as _____________________________
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of the Company, or in other positions assigned by the Company (the
"Employment"). The Employee's duties will be those assigned by the Company's Chief Executive Officer. The Employment will be full time, and the Employee's entire business time and efforts will be devoted to the performance of Employee's duties for the Company during the term of the Employment, provided that nothing in this Paragraph shall prevent the Employee from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Employee's duties under this Agreement. Employee will comply with the Company's employment policies.

     3.   Termination of Employment.  During the term of this Agreement, the
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Employment may be terminated as provided in Paragraph 5.  After expiration of this Agreement, either party may terminate the Employment at will.

     4.   Compensation.  The Employee will be compensated during the Employment
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as follows:

          a.  Salary.  The Employee will be paid an initial annual salary of at
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     least $_____________, subject to adjustment as provided below, which will be payable in equal periodic installments according to the Company's customary payroll practices, but no less frequently than monthly. The Employee's salary will be reviewed by the Company's Compensation Committee not less frequently than annually, and may be adjusted upward or downward in the sole discretion of the Board of Directors, but in no event will the salary be less than $______________ per year.
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          b.  Bonus.  The Employee will be eligible to participate in any bonus
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     program covering the position in which the Employee serves, on the terms set forth in such bonus program. The terms of any present or future bonus programs are subject to revision from time to time in the Company's discretion.

          c.  Benefits. The Employee will, during the term of Employment, be
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     permitted to participate in such pension, 401(k), profit sharing, life insurance, health insurance, and other employee benefit plans of the Company that may be in effect from time to time, to the extent the Employee is eligible under the terms of those plans (collectively, the "Benefits").


          d.  Business Expenses.  The Company will reimburse the Employee for
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     reasonable ordinary and necessary business expenses incurred in the performance of duties on behalf of the Company, subject to Employee's prompt submission of proper documentation for tax and accounting purposes and, if applicable, subject to the approval of the respective Supervisor.


          e.  Plan Terms and Changes.  The terms of applicable insurance
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     policies and benefit plans in effect from time to time will govern with regard to specific issues of coverage and benefit eligibility. It is understood that all benefit programs are subject to change or cancellation in the discretion of the Company.

     5.   Termination of Employment.  During the term of this Agreement,
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Employee's Employment may be terminated in the following circumstances:

          a.  Death.  The Employment will terminate automatically in the event
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     of Employee's death.

          b.  Disability.  If Employee becomes "disabled", the Company may elect
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     to terminate Employee's Employment due to such disability.  For the purposes of this Agreement, the Employee will be deemed to be "disabled" if, for physical or mental reasons, the Employee is unable to perform the essential functions of the Employee's duties under this Agreement for 120 consecutive days, or 180 days during any twelve-month period, as determined in accordance with this Paragraph. The disability of the Employee will be determined by a medical doctor selected by written agreement of the Company and the Employee upon the request of either party by notice to the other. If the Company and the Employee cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine

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     whether the Employee is disabled. The determination of the medical doctor selected under this Paragraph will be binding on both parties.

          c.   Termination by Company for Cause.  The Company may terminate the
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     Employment immediately for Cause, defined as Employee's material breach of this Agreement, including but not limited to, neglect, continued failure of inability to perform, or poor performance of duties, consistent failure to attain assigned objectives, misappropriation of Company property, intentional damage to Company property, activities in aid of a competitor, insubordination, dishonesty, conviction of a crime involving moral turpitude, or performance of any act (including any dishonest or fraudulent act) detrimental to the interests of the Company.



          d.  Termination by Employee for Good Reason.  Employee may terminate
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     the Employment for Good Reason if:

               (i) the Company materially breaches its obligations to Employee under this Agreement; and

               (ii) Employee notifies the Board of Directors in writing, within 60 days after the act or omission in question, asserting that the act or omission in question constitutes Good Reason and explaining why such act or omission constitutes a material breach; and

               (iii) the Company fails, within 45 days after such notification, to take reasonable steps to cure the breach; and

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               (iv) Employee resigns by written notice within 30 days after expiration of the 45 day period under (iii) above.

     If Employee terminates the Employment for Good Reason, Employee will be paid Severance Pay as provided in Paragraph 6. Employee's failure to object to a material breach as provided above will not waive Employee's right to resign with Good Reason after following the above procedure with regard to any future material breach.

          e.  Discretionary Termination by Employee.  Employee may terminate the
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     Employment at will, with at least 60 days advance written notice, and
     Employee agrees not to prepare to leave the Employment with Company without giving such notice.

          f.  Discretionary Termination by Company.  Company may terminate the
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     Employee's Employment at will, but if it does so it will pay Employee
     Severance Pay as provided in Paragraph 6.

          A temporary layoff (with or without pay) shall not be considered a termination of employment.

          Employee agrees to cooperate during the 90-day period following any termination of the Employment by consulting upon request to assist in transition of Employee's duties and knowledge about the Company's business, such consulting to be performed at Employee's reasonable convenience by telephone, and Company to pay a consulting fee computed as Employee's weekly salary divided by 40 for each hour of consultation (unless Employee is receiving Severance Pay under Paragraph 6).

     6.   Payments After Termination of Employment.
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          a.  Upon termination of Employee's Employment, Employee shall not be entitled to any further compensation from Company or any Affiliate, except:
     (i) unpaid salary installments through the end of the week in which the Employment terminates; and (ii) any vested benefits accrued prior to the date the Employment terminates under the terms of any written Company benefit plan that expressly calls for payments or rights after termination of employment; (iii) COBRA continuation coverage at Employee's expense, if Employee is eligible under applicable law; and (iv) Severance Pay (if any) becoming due under Paragraph 6.

          b. The Company will pay Employee the Severance Pay described in this Paragraph if the Company terminates the Employee's Employment during the term of this Agreement other than Paragraph 5(c) ("Cause"), except that no


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     Severance Pay will be owing from the Company if this Agreement is assigned to and assumed by a Successor Company, as provided in Paragraph 14. A purported termination of the Employment under Paragraph 5(c) ("Termination by Company for Cause") that is ultimately found to have been improper shall be deemed to have been a termination under Paragraph 5(f) ("Discretionary Termination by Company"). The Company will also pay Employee the Severance Pay described in this Paragraph if the Employee terminates his Employment during the term of this Agreement for Good Reason, as provided in Paragraph 5(d) ("Termination by Employee for Good Reason").

          c.  Amount and Duration of Severance Pay.  Subject to the other
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     provisions of this Paragraph 6, the Severance Pay will consist of:

               (i) continuation of Employee's weekly salary for __ weeks (the "Severance Pay Period"); and

               (ii) continuation during the Severance Pay Period, at Company's expense, of Employee's employee and dependent health, dental and prescription drug coverage for the remaining term of this Agreement (without affecting Employee's right to elect COBRA continuation coverage beginning on the expiration date of this Agreement), subject to Employee's continuing payment of the normal employee contribution; and

               (iii) if Employee dies during Severance Pay period, Severance Pay will continue for the benefit of the Employee's designated beneficiary.

          d.  Conditions to Severance Pay.  In order to be eligible for the
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     Severance Pay, Employee must meet the following conditions:

               (i) Employee must comply with Employee's obligations under Paragraphs 8, 9 and 10 of this Agreement;

               (ii) Employee must not claim unemployment compensation for any week for which Employee receives Severance Pay;

               (iii) Employee must promptly sign and continue to honor a general release form acceptable to the Company of any and all claims against Company and its affiliates (defined for purposes of this Agreement as entities having an ownership interest in the Company, and subsidiaries and other entities in which the Company

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          has an ownership interest), and all of their officers, directors, employees and agents. The release will not waive the Employee's right to any payments due under this Paragraph 6;

               (iv) Employee must resign, upon written request by Company, from all positions with or representing Company or any Affiliate, including but not limited to membership on boards of directors; and


               (v) Employee must provide the Company during the Severance Pay Period (without additional compensation) with consulting services regarding matters within the scope of Employee's former duties, upon request by the Board of Directors, provided that Employee will only be required to provide such services by telephone at Employee's reasonable convenience, and not for more than forty (40) hours in any month.

          e.  Offsets to Severance Pay.  The Severance Pay due to Employee for
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     any week will be reduced by:

               (i) any earnings from other employment or self-employment received or accrued for Employee's benefit during such week, with any excess of such other earnings over the Severance Pay for any week to be carried forward and applied to reduce Severance Pay for subsequent weeks;

               (ii)   any disability benefits received by Employee; and

               (iii) if Severance Pay continues after the date of Employee's death, the death benefit under any life insurance policy provided to Employee by Company as a fringe benefit.

     7.   Conflicts of Interest.  During the Employment, the Employee will not
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acquire any financial interest in, accept gifts or favors from, or establish any relationship other than on behalf of the Company with, any customer, supplier, distributor, or other person who does or seeks to do business with the Company, unless Employee has disclosed the financial interest, gift, favor, or relationship to the Company's Chief Executive Officer, in writing, and has received the written approval of Chief Executive Officer for such activity or transaction. If any member of Employee's family engages or proposes to engage in any relationship or activity which would be covered by the preceding

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sentence if engaged in by Employee, Employee will immediately report such proposed or actual relationship or activity to the Chief Executive Officer in writing.

     8.   Loyalty and Confidentiality; Company Property.  The Employee will be
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loyal to the Company during the Employment and will forever hold in strictest confidence and will not use or disclose any information regarding the Company's techniques, processes, developmental or experimental work, prospects, trade secrets, customer or prospect names or information, or proprietary or confidential information relating to the current or planned areas of activity, prospects, areas of interest, services, sales, employees or business of the Company, except as such disclosure or use may be required in connection with the Employee's work for the Company. Upon termination of the Employment, the Employee will deliver to the Company any and all materials relating to the Company's business, including without limitation all customer lists and information, keys, financial information, business notes, business plans, Company provided autos or other equipment, credit cards, memoranda, prospects, seismic information, specifications and documents. All Company property will be returned promptly and in good condition except for normal wear. The Employee agrees not to retain any copies, reproductions or summaries of any such materials. This covenant will continue in effect after termination of the Employment and shall survive expiration of this Agreement. The parties agree that any breach or threatened breach of the Employee's covenants in this Paragraph 8 would cause the Company irreparable harm, and that injunctive relief would be appropriate.

     9.   Ideas, Concepts and Inventions Relating to Company's Business.  All
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business ideas and concepts and all inventions, improvements and developments made or conceived by the Employee, either solely or in collaboration with others, during the Employment, whether or not during working hours, and relating to the Company's business or any aspect thereof, or to any business, product, prospect, areas of activity or areas of interest the Company is considering entering or developing, shall become and remain the exclusive property of the Company, its successors and assigns. The Employee shall disclose promptly in writing to the Company all such inventions, improvements and developments, and will cooperate in confirming, protecting and obtaining legal protection of the Company's ownership rights, and leasehold interest. This provision shall continue in effect after termination of the Employment and shall survive expiration of this Agreement as to ideas, concepts, inventions, improvements, developments, and prospects made or conceived in whole or in part prior to the date the Employment terminates. The parties agree that any breach of the Employee's covenants in this Paragraph 9 would cause the Company irreparable harm, and that injunctive relief would be appropriate.

          The Employee understands and agrees that the ideas, concepts, prospects, production, areas of activity, areas of interest, inventions, improvements, developments which the Employee invented, conceived or participated in prior to becoming employed by the Company, and to which the Employee, or any assignee of the Employee, now claims title, are available for development, exploration, and can be capitalized upon, utilized by the Company for its own gain. Any exceptions are completely described on an

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exhibit signed by the parties and attached to this Agreement. If no such exhibit is attached, then Employee represents and warrants that there are no such inventions, improvements, developments or prospects to which the Company would be restricted.

     10.  Covenant Not to Compete.  During the Employment, and for six (6)
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months after termination of the Employment, the Employee will not (i) engage in the domestic oil and gas exploration or development business or any other business in which the Company is engaged or planning to engage on the date the Employment terminates; or (ii) directly or indirectly compete with the Company; or (iii) perform services for, advise, be financially interested in, or own any interest in or loan money to, any other business engaged (or seeking the Employee's services with a view to becoming engaged) in any business in which the Company is engaged or planning to engage on the date the Employment terminates; or (iv) solicit or suggest, or provide assistance to anyone else seeking to solicit or suggest, that any person having or contemplating a Covered Relationship with Company or an affiliate refrain from entering into or terminate such relationship, or enter into any similar relationship with anyone else instead of Company or such affiliate (as used in this Paragraph 10, a "Covered Relationship includes a customer relationship, a vendor relationship, or any other contractual or independent contractor relationship). The Employee's commitments in this paragraph will continue in effect after termination of the Employment for the six (6) month period provided above, but will only be in effect during that period in the counties or parishes where the Company has a leasehold interest or active or pending seismic programs. The parties agree that any breach or threatened breach of the Employee's commitments in this Paragraph 10 would cause the Company irreparable harm, and that injunctive relief would be appropriate.

          It is agreed that the decision of the Company's Board of Directors as to whether a post-employment activity by Employee violates this Paragraph 10 will be conclusive, if reasonable.

     11.  Entire Agreement.  No agreements or representations, oral or
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otherwise, express or implied, with respect to the Employee's Employment with the Company or any of the subjects covered by this Agreement have been made by either party which are not set forth expressly in this Agreement, and this Agreement supersedes any pre-existing employment agreements and any other agreements on the subjects covered by this Agreement.

     12.  Amendment and Waiver.   No provisions of this Agreement may be
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amended, modified, waived or discharged, and no additional obligations

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may be imposed on the Employee, unless such waiver, modification, discharge or obligation is agreed to in a written agreement signed by the Chief Executive Officer, and the Employee. No waiver by either party at any time of any breach or non-performance of this Agreement by the other party shall be deemed a waiver of any prior or subsequent breach or non-performance.

     13.  Severability.  The invalidity or unenforceability of any provision of
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this Agree ment will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect. If a court of competent jurisdiction ever determines that any provision of this Agreement (including but not limited to all or any part of the non-competition covenant in Paragraph 10) is unenforceable as written, it is the intent of the parties that such provision shall be deemed narrowed or revised in such jurisdiction (as to geographic scope, duration, or any other matter) to the extent necessary to allow its enforcement. Such revision shall thereafter govern in such jurisdiction, subject only to any allowable appeals of such court decision.

     14.  Assignability.  This Agreement contemplates personal services by the
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Employee, and Employee may not transfer or assign Employee's rights or obligations under this Agreement, except that Employee may designate beneficiaries for Severance Pay in the event of Employee's death during the Severance Pay Period, and may designate beneficiaries for benefits as allowed by the Company's benefit programs. This Agreement may be assigned by the Company to any subsidiary or parent corporation or a division of such corporation, or to any entity which succeeds to all or substantially all of the Company's businesses ("Successor Company"). The Company is not required to assign this Agreement, but if it is assigned as provided above, the Employee will be given notice and this Agreement and the Employee's Employment hereunder will continue in effect. If the Company does not assign or the Successor Company does not assume this Agreement, the Employee may resign for Good Reason under Paragraph 5(d).

     15.  Notices.  Notices to a party under this Agreement must be personally
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delivered First Class mail, Facsimile, or sent by certified mail (return receipt requested) and will be deemed given upon post office delivery or attempted delivery to the recipient's last known address. Notices to the Company must be sent to the attention of the Company's Chief Executive Officer.

     16.  Arbitration. The Company and the Employee agree that the sole and
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exclusive method for resolving any dispute between them regarding this Agreement or its interpretation application or any other dispute or claim relating to the employment relationship between them or its termination shall be arbitration under the procedures set forth in this Paragraph; provided, however, that nothing in this Paragraph prohibits a party from seeking preliminary or permanent injunctive relief from a court of competent jurisdiction, or from seeking judicial enforcement of the arbitration award. The arbitrator(s) for determining any dispute covered by this Paragraph

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shall be selected by mutual agreement of the Company and the Employee. If either party demands arbitration of a dispute covered by this Paragraph, an arbitrator shall be selected, and the arbitrator shall hold a hearing at which both parties may appear, with or without counsel, and present evidence and argument. Pre-hearing discovery shall be allowed in the discretion of and to the extent deemed appropriate by the arbitrator, and the arbitrator shall have subpoena power. The procedural rules for an arbitration hearing under this Paragraph shall be the rules of the American Arbitration Association for Commercial Arbitration
Hearings and such rules as the arbitrator may determine. The hearing shall be held in Traverse City, Michigan. The award of the arbitrator(s) shall be final and binding and may be enforced by and certified as a judgment of any court of competent jurisdiction. The fees and expenses of the arbitrator shall be paid by equally by the Company and the Employee. The attorney fees and expenses incurred by the parties shall be paid by the losing party.

     17.  Governing Law.  The validity, interpretation, and construction of this
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Agreement are to be governed by the laws of the State of Michigan, without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.


                                ------------------------------------------------
                                                                      "Employee"


                                MILLER EXPLORATION COMPANY

                                By
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                                Its
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